Exhibit 23.1

                        [LETTERHEAD OF INFANTE & COMPANY]


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the use in this Registration Statement of Form S-8 which reference Form 10-KSB filed April 13, 2007 that included our report dated April 4, 2007 relating to the December 31, 2006 financial statements of Cavit Sciences, Inc. We also consent to the reference to our Firm under the Caption "Experts" in the Registration Statement.


/s/ Infante & Company
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Infante & Company

Hollywood, FL
January 11, 2008